SUBJECT: Mondee Marketplace to Shake Up Online Travel Booking July 19th

Dear Friend,

Please join us on July 19th for the virtual launch event of our new industry-leading AI travel marketplace app, Mondee Marketplace. We are excited to introduce our always-on, AI-powered, and globally connected hub designed for travelers, travel experts, small business and nonprofits, freelancers and social media influencers.

Join Mondee executive leadership as they provide details on Mondee Marketplace’s revolutionary travel booking tools. This includes a demo of the new technology, followed by a Q&A session.

Prasad Gundumogula, Founder, CEO and Chairman
Jim Dullum, Chief Operations Officer
Orestes Fintiklis, Vice Chairman of the Board, Chief Corporate Strategy and Business Development Officer
Kymber Lowe, Chief Marketing Officer

We are excited to unveil this new technology to you on the one-year anniversary of our Nasdaq listing. We hope you’ll join us for this major milestone event.

To attend, you must register via the link below.

Mondee Marketplace Virtual Launch Event
Wednesday, July 19, 2023
1:00pm EDT / 12:000 pm CDT / 10:00am PDT / 6:00pm BST
Please register by July 18: https://onlinexperiences.com/scripts/Server.nxp?LASCmd=AI:4;F:QS!10100&ShowUUID=41DAF3A2-CD12-4751-9479-0BCC5F2E4ADA

Should you have any questions, please direct them to ir@mondee.com.

We hope you can join!

Jeff

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Jeff Houston, CFA
SVP, Investor and Public Relations
Mondee Holdings, Inc. (Nasdaq: MOND)
e: jhouston@mondee.com
c: 512.364.2258

Mondee Holdings, Inc.
https://investors.mondee.com